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                                                                    EXHIBIT 10.7


                  SECURITY AGREEMENT PERTAINING TO INVENTORY,
                       ACCOUNTS RECEIVABLE AND EQUIPMENT


         Agreement made the 25th day of July, 1996, between American West Trading Company, a corporation organized under the laws of Tennessee, with its principal place of business at 100 Hillcrest, Dresden, Weakley County, Tennessee, here referred to as Debtor, and The Fidelity Bank, a bank organized under the laws of North Carolina, with its principal place of business at Post Office Box 68, Mt. Gilead, North Carolina 27306, here referred to as Secured Party.

                                    RECITALS

         Debtor has applied for and Secured Party has agreed to grant a loan on the terms and conditions and the Loan Agreement, the Promissory Note, the Security Agreement, and other associated documents, herein referred to as the "Loan Documents."

         In consideration of the mutual covenants and promises contained in the Loan Documents and herein, Debtor and Secured Party agree:

                                  SECTION ONE

                                LOANS TO DEBTOR

         Secured Party shall lend to Debtor funds in accordance with the Loan Documents.

                                  SECTION TWO

                INVENTORY AND ACCOUNTS RECEIVABLE AS COLLATERAL

         As collateral security for any and all loans made under and pursuant to the Loan Documents, and for any other indebtedness of Debtor to Secured Party, whether direct or indirect, absolute or contingent, whenever and however arising or evidenced, Debtor grants, transfers, conveys and assigns to Secured Party all of Debtor's right, title and interest that Debtor now has or may in the future acquire, in and to the following described property, intending to create and grant to Secured Party a security interest in all such property:

         (a) All inventory now owned or in the future acquired by Debtor, together with all additions, attachments and accessions to that inventory, including, without limiting the generality of the above, raw materials inventory, and finished good inventories, and;

         (b) All accounts receivable now existing and in the future arising, and all proceeds of those accounts.
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         (c) All equipment currently owned by Debtor and in Debtor's possession.

         All of the property described in Paragraphs (a), (b), and (c) of this section is collectively referred to in this agreement as the collateral.

                                 SECTION THREE

                                LOANS TO DEBTOR

         Within the limits of the Loan Documents, Secured Party will make a loan to Debtor in an aggregate principal amount equal to Six Million Dollars ($6,000.000.00).

                                  SECTION FOUR

                            MAINTENANCE OF INVENTORY

         All inventory of Debtor shall be warehoused on Debtor's premises or such other warehouse as may be mutually agreed on by the parties from time to time.

         No inventory shall be removed from any such warehouse, except on the sale of that inventory and for purposes of delivery to a customer or other purchaser.

                                  SECTION FIVE

                            MAINTENANCE OF EQUIPMENT

         All equipment owned by Debtor shall remain at Debtor's place of businesses in the state of Tennessee and shall not be removed therefrom unless by the expressed written consent of the Secured Party.

                                  SECTION SIX

                      INSURANCE ON INVENTORY AND EQUIPMENT

         At all times while this agreement is in effect, Debtor shall keep all inventory and equipment insured for an amount at least equal to Debtor's cost for such inventory and the current market value, at the discretion of the lender, of said equipment with insurance companies satisfactory to Secured Party and covering loss by fire and other casualty.

         All the inventory and equipment shall be insured against theft with a minimum coverage of at least Eight Million Dollars ($8,000,000.00) for loss occasioned by any single occurrence and with a deductible clause not to exceed Ten Thousand Dollars ($10,000.00).





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         Debtor shall cause these insurance policies to be issued with loss payable to Secured Party as Secured Party's interest may appear.

                                 SECTION SEVEN

                       ASSIGNMENT OF ACCOUNTS RECEIVABLE

         All accounts receivable of Debtor assigned to Secured Party including current accounts receivable and all future accounts receivable.

         Debtor will note the fact of all such assignments of accounts receivable on its records and books of accounts, all of which books and records shall be maintained by Debtor within the state of Tennessee while this agreement is in effect.

         On receipt, Debtor will negotiate and deliver to Secured Party any and all checks, drafts, cash remittances and other proceeds that may be received by Debtor in partial or full payment of any of the accounts. All such proceeds, while in the hands of Debtor, shall be held on express trust for the benefit of Secured Party.

         All proceeds of accounts receivable received by Debtor or Secured Party shall be deposited in a collateral account maintained by Secured Party in the name of Debtor and shall be held by Secured Party as collateral security to any and all indebtedness of Debtor to Secured Party.

         Debtor will have no right to draw against funds on deposit in the collateral account; provided, however, that unless one or more of the events set forth in Section Ten of this agreement has occurred, Secured Party will at Debtor's request, transfer to Debtor's general bank account all or any portion of the balance of the collateral account not required to support loans then outstanding under the borrowing base formula.

         Secured Party may from time to time at its sole discretion apply any part of the credit balance in the collateral account to the payment of any of the indebtedness of Debtor to Secured Party whether or not such indebtedness be then due.

                                 SECTION EIGHT

                    REPRESENTATION AND WARRANTIES OF DEBTOR

         Debtor expressly represents and warrants that:

         (a) The names, sums and due dates of all accounts shall be correctly stated on to books and records of Secured Party;

   (b) The accounts represent the proceeds of the sale of Debtor's inventory;





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         (c) The goods have been either delivered to the purchaser or, if retained in Debtor's possession, such goods shall have been excluded from inventory figures applied to Secured Party for inclusion in the borrowing base under this agreement;

         (d) There are no set-offs, defenses or counterclaims against the accounts or their proceeds, except for Debtor's customary advertising or promotional allowances;

         (e) No assignment of accounts nor their proceeds have or will be made while this agreement is in effect in favor of any person or entity other than Secured Party;

         (f) No lien, title retention device or security interest of any kind exists or will be permitted to exist in favor of any other person or entity in respect to the inventory or its proceeds while this agreement is in effect; and

         (g) All financial statements furnished to Secured Party will be prepared in accordance with generally accepted principals of accounting, and will accurately reflect the financial condition of Debtor as of the dates of the statements.

                                  SECTION NINE

                             UNDERTAKINGS BY DEBTOR

         Debtor expressly undertakes and agrees that:

         (a) Debtor will execute and deliver to Secured Party concurrently with this agreement, for filing under the provisions of the Uniform Commercial Code as adopted by the State of Tennessee, such financing statements as Secured Party may request and from time to time execute and deliver such additional instruments or documents as Secured Party may reasonably request to the end that this agreement have its intended effect.

         (b) While Debtor is indebted to Secured Party, Debtor will permit agents of Secured Party to examine and make extracts from the books and records of Debtor, and at all reasonable times, permit such agents to have access to any warehouse maintained by Debtor for the purpose of taking physical inventory of goods located there and in the event of default by Debtor under this agreement for the purpose of taking possession of those goods.

         (c) If any Debtor owing any of the accounts refuses to pay the full invoice price or shall return any of the items of merchandise, the sale of which gave rise to such account, Debtor will immediately notify Secured Party and such account shall be excluded from the collateral and the borrowing base shall be recalculated.

         (d) Secured Party shall be liable to account solely for such of the proceeds of the accounts as shall actually be received by Secured Party.





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         (e) Secured Party is expressly authorized and empowered to ask for, demand, collect, institute and maintain suits for, receive, compound, compromise and give acquittances for, any and all sums owing, which are now or may in the future become due on the accounts or their proceeds and to enforce the payment of those sums either in Secured Party's own name or the name of Debtor, and to endorse the name of Debtor on checks and other instruments tendered or received in payment of the counts or their proceeds. Debtor unconditionally guarantees the due and prompt payment to Secured Party of the accounts.

         (f) Debtor will furnish from time to time such collateral reports, financial statements, and audit reports prepared and certified by such persons and in such form as Secured Party may reasonably request.

                                  SECTION TEN

                               EVENTS OF DEFAULT

         At the option of Secured Party, Secured Party's obligations under this agreement shall immediately terminate and all indebtedness of Debtor shall immediately become due and payable without demand or notice of any kind, which are here expressly waived, on the occurrence of any one or more of the following events:

         (a) Any representation or warranty under this agreement shall be materially false.

         (b) Any indebtedness of Debtor shall not be paid when due.

         (c) Debtor shall fail to perform any of its undertakings or agreements under this agreement.

         (d) Debtor shall fail to perform any of Debtor's obligation or fulfill Debtor's agreements contained in a repurchase agreement by and between Secured Party and Debtor of even date with this agreement.

         (e) Any court of competent jurisdiction shall make an order adjudicating the bankruptcy of Debtor or appointing a trustee or receiver of Debtor or any substantial part of Debtor's property or approving a petition for, or effecting an arrangement in bankruptcy, a reorganization pursuant to bankruptcy laws or any other judicial modification or alteration of the rights of Secured Party or of other creditors.

         (f) Debtor shall file any petition or take or consent to any action, seeking any such judicial order as outlined in previous paragraph (e) making assignment for the benefit of Debtor's creditors, or have failed within twenty
(20) days to pay or otherwise discharge any one or more judgments or attachments against Debtor, exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate, unless such judgment is in good faith being appealed.





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         (g) Debtor shall fail to perform any of Debtor's obligation or fulfill
Debtor's agreements contained in any of the Loan Documents.

                                 SECTION ELEVEN

                      EXERCISE OF RIGHTS BY SECURED PARTY

         Secured Party shall have and may exercise all of the rights, powers, privileges and remedies (all of which are collectively referred to as remedies) contained in the Loan Documents or that may now or in the future be provided by law for the holder of a security interest under the Uniform Commercial Code as adopted by the state of Tennessee.

         No delay or omission of Secured Party to exercise any such remedy shall impair any remedy or be a waiver of any event of default under this agreement.

         Any single or partial exercise of any such remedies shall not preclude other or further exercise of them.

         No waiver of any remedy shall be valid unless in writing signed by Secured Party and then only to the extent specifically set forth.

                                 SECTION TWELVE

                   GOVERNING LAW; BINDING EFFECT OF AGREEMENT

         This agreement shall be governed by the laws of Tennessee, where applicable, otherwise state of North Carolina will have jurisdiction, and shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

         Executed at Mt. Gilead, North Carolina, in duplicate on this the 22nd day of July, 1996.

                                        AMERICAN WEST TRADING COMPANY



                                        By: /s/ D. Gary McRae, Treasurer
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                                        By: /s/ James W. McRae, Secretary
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